Exhibit 5.1

REITLER
BROWN &                                             800 Third Avenue, 21st Floor
ROSENBLATT LLC                                           New York, NY 10022-7604
----------------                                              Tel (212) 209-3050
ATTORNEYS AT LAW                                              Fax (212) 371-5500



                                                    June 10, 2004



Elite Pharmaceuticals Inc.
165 Ludlow Avenue
Northvale, NJ 07647

    Re:  Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Elite Pharmaceuticals, Inc. a Delaware corporation (the "Company") with respect to the Registration Statement on Form S-3 of the Company ("Registration Statement") relating to 1,680,000 share of its Common Stock (the "Shares"), namely: (i) 1,530,000 shares of Common Stock of the Company acquired in a private placement by stockholders of the Company, (ii) an aggregate of 50,0000 shares of Common Stock to be acquired by and offered by the Placement Agent and its associates upon exercise of warrants (the "Warrants") issued to them by the Company and (iii) 100,000 shares of Common Stock to be offered by Dr. Atul Mehta upon exercise options granted to him.

         We have reviewed a certified copy of the Company's Certificate of Incorporation, as amended, and copies of its By-laws as amended, the form of Warrants, and the Settlement Agreement and Mutual Release between Dr. Mehta and the Company, dated as of April 21, 2004, filed as exhibits to the Registration Statement and such other documents as we deemed pertinent to this opinion.

         We have assumed the accuracy of the information set forth in the Registration Statement without an independent investigation.

         Based on the foregoing, it is our opinion that the Shares when offered by means of the prospectus which is part of the Registration Statement will be legally issued, fully paid and nonassessable.

         We are furnishing this opinion solely to you. It may not be relied upon by any other person, or for any other purpose, or used, circulated, quoted or otherwise referred to for any other purpose.

         We hereby consent to the reference to our firm under the caption "Legal Matter" in the prospectus and the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,



                                                  Reitler Brown & Rosenblatt LLC

                                                  By: /s/Scott H. Rosenblatt